EXHIBIT 4(a)

     THIS WARRANT MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT AS SPECIFIED IN SECTION 15 HEREOF. NEITHER THE RIGHTS REPRESENTED BY THIS WARRANT NOR THE SHARES ISSUABLE UPON THE EXERCISE THEREOF HAVE BEEN REGISTERED FOR OFFER OR SALE UNDER THE SECURITIES ACT OF 1933. SUCH RIGHTS AND SHARES MAY NOT BE SOLD OR OFFERED FOR SALE IN WHOLE OR IN PART EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 15 HEREOF.


                        BANGOR HYDRO-ELECTRIC COMPANY

                      WARRANT TO PURCHASE COMMON STOCK
                      --------------------------------


     BANGOR HYDRO-ELECTRIC COMPANY, a Maine corporation (the "Company"), hereby certifies that, for value received, Municipal Review Committee, Inc., a Maine nonprofit corporation and the registered holder hereof or its registered assigns for the benefit of its members Amending Charter Municipalities, is entitled, subject to the terms set forth below, to purchase from the Company upon surrender of this Warrant, at any time or times on or after JUNE 26, 1998 but not after 4:00 P.M., Eastern Prevailing Time, on the Expiration Date, JUNE 26, 2008, one million (1,000,000) fully paid nonassessable shares (the "Warrant Shares") of Common Stock, $5.00 par value, of the Company (as adjusted from time to time as provided in this Warrant) at an initial purchase price of $7.00 per share in lawful money of the United States.


                                 DEFINITIONS
                                 -----------

     SECTION 1. (a) DEFINITIONS. The following words and terms as used in this Warrant shall have the following meanings:

     "AFFILIATE" shall mean, with respect to a Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

     "AMENDING CHARTER MUNICIPALITIES" shall mean those Charter
Municipalities as each term is defined in the respective waste disposal agreements with Penobscot Energy Recovery Company, Limited Partnership.

     "BUSINESS DAY" shall mean, except as otherwise provided in the definition of "Market Price", a day other than a Saturday, a Sunday or a day on which banking institutions in Maine are authorized or obligated by law or required by executive order to be closed.

     "CHANGE OF CONTROL" shall mean (i) any merger, consolidation, arrangement or reorganization of the Company with any Person whereby, after such transaction, holders of Shares of Common Stock prior to the transaction, do not continue to own, directly or indirectly, at least a majority, determined on a fully-diluted basis, of the shares of the Voting Stock of the Company or the surviving or resulting corporation, or (ii) any sale, lease or exchange of 50% or more of the assets of the Company and its Subsidiaries, taken as a whole, to any Person.

     "COMMISSION" shall mean the United States Securities and Exchange Commission or the principal United States agency administering the United States securities laws.

     "COMMON STOCK" shall mean with reference to the Common Stock for which Warrants are exercisable, only Common Stock of the class existing on the date hereof and any stock into which such Common Stock may thereafter have been changed, and, when otherwise used herein, shall include also stock of the Company of any other class, whether now or hereafter authorized, which ranks, or is entitled to a participation, as to assets or dividends, substantially on a parity with such existing Common Stock or other class of stock into which such Common Stock have been changed.

     "CONVERTIBLE SECURITIES" shall mean any securities issued by the Company that are convertible into or exchangeable for, directly or indirectly, shares of Common Stock.

     "EXPIRATION DATE" shall mean JUNE 26, 2008.

     "HOLDER" shall mean the Person in whose name the Warrant set forth herein is registered on the books of the Company maintained for such purpose.

     "MAJORITY HOLDERS" shall mean the holders of Warrants exercisable for 50% or more of the aggregate number of shares of Common Stock then purchasable upon exercise of all Warrants.

     "MARKET PRICE" shall mean (a) the higher of (i) the highest closing sale price of the Common Stock on any domestic exchange on which the Common Stock may be listed for the Business Day immediately preceding, or the last Business Day that the Common Stock traded on such exchange prior to, the date as to which "Market Price" is being determined and (ii) the average of the closing prices of the Common Stock sales on all domestic exchanges on which the Common Stock may at the time be listed or, if there shall have been no sales on any such exchange on any day, the average of the reported bid prices on all such exchanges at the end of such day or, if on any day the Common Stock shall not be so listed, the average of the representative bid prices quoted in the NASDAQ as of 3:30 P.M., New York prevailing time, or if on any day the Common Stock shall not be quoted in the NASDAQ, the average of the high and low bid prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 10 consecutive Business Days (or other such period as shall be specified herein) prior to the date as of which "Market Price" is being determined; provided, however, that if the Common Stock is listed on any domestic exchange or the NASDAQ the term "Business Day" as used in this definition shall mean any day on which such exchange or the NASDAQ is open for trading or (b) in the event the Common Stock is not Publicly Traded, the fair market value of the Common Stock as determined in good faith by the Board of Directors of the Company; provided, however, that such determination may be challenged by any Holders and any dispute arising therefrom shall be resolved by an investment bank of recognized standing selected by the Company and reasonably satisfactory to such Holders whose determination of the fair market value of the Common Stock shall be final and binding on the parties; and the fees and expenses incurred by such investment bank in connection with its determination shall, in the case it determines that the fair market value of the Common Stock is (i) 90% or more of such determination of the Board of Directors, be borne by such Holders, and (ii) less than 90% of such determination of the Board of Directors, be borne by the Company.

     "PERSON" shall mean an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

     "PUBLIC OFFERING" shall mean a firm underwritten offering of Common Stock registered under the Securities Act of 1933 on Form S-1, S-2 or S-3 (or any successor form) and offered generally to the public.

     "PUBLICLY TRADED" shall mean, with respect to any securities, listed on a nationally recognized U.S. securities exchange or admitted for trading on the NASDAQ.

     "RULE 144" shall mean the rule of such number promulgated by the Commission under the Securities Act and any successor rule thereto.

     "VOTING STOCK" shall mean, as applied to the stock (or the equivalent thereof) of any Person, stock (or such equivalent) of any class or classes, however designated, having ordinary voting power for the election of at least a majority of the board of directors (or other governing body) of such Person, other than stock (or such equivalent) having such power only by reason of the happening of a contingency.

     "WARRANT EXERCISE PRICE" shall mean initially $7.00 per share and shall be adjusted and readjusted from time to time as provided in this Warrant.

     "WARRANTS" shall mean collectively the rights granted by this Warrant and the rights granted by Warrants issued on June 26, 1998 to PERC Management Company Limited Partnership and Energy National Inc.

     (b) OTHER DEFINITIONAL PROVISIONS. (i) Except as otherwise specified herein, all references herein (A) to any Person other than the Company shall be deemed to include such Person's successors and assigns, (B) to the Company shall be deemed to include the Company's successors and (C) to any applicable law defined or referred to herein shall be deemed references to such applicable law as the same may have been or may be amended or supplemented from time to time.

     (ii) When used in this Warrant, the words "herein", "hereof" and "hereunder", and words of similar import, shall refer to this Warrant as a whole and not to any provision of this Warrant, and the words "Section", "Schedule" and "Exhibit" shall refer to Sections of, and Schedules and Exhibits to, this Warrant unless otherwise specified.

     (iii) Whenever the context so requires, the neuter gender includes the masculine or feminine, and the singular number includes the plural, and vice versa.

     SECTION 2. EXERCISE OF WARRANT. Subject to the terms and conditions hereof, this Warrant may be exercised, in whole or in part, at any time during normal business hours on or after the opening of business on JUNE 26, 1998 and prior to 4:00 P.M., Eastern Prevailing Time, on the Expiration Date. The rights represented by this Warrant may be exercised by the Holder, in whole or in part (except that this Warrant shall not be exercisable as to a fractional share), by (i) delivery of a written notice, in the form of the Subscription Notice attached as Exhibit A, of the Holder's election to exercise this Warrant, which notice shall specify the number of Warrant Shares to be purchased, (ii) payment to the Company of an amount equal to the Warrant Exercise Price multiplied by the number of Warrant Shares as to which the Warrant is being exercised in cash or by certified or official bank check, for the number of Warrant Shares as to which this Warrant shall have been exercised, (iii) the surrender of this Warrant, properly endorsed, at the principal office of the Company at 33 State Street, Bangor, Maine (or at such other agency or office of the Company as the Company may designate by notice to the Holder) and (iv) if the Warrant Shares issuable upon the exercise of the rights represented by this Warrant have not been registered under the Securities Act, delivery to the Company by the Holder of a letter in the form of Exhibit B hereto [unless in the opinion of counsel to the Holder reasonably acceptable to the Company (delivered to the Company) delivery of such letter is not required]. If such Warrant Shares are to be issued in any name other than that of the Holder or its nominee, such issuance shall be deemed a transfer and the provisions of Section 15 shall be applicable. In the event of any exercise of the rights represented by this Warrant, a certificate or certificates for the Warrant Shares so purchased, registered in the name of, or as directed by, the Holder, shall be delivered to, or as directed by, Holder within a reasonable time, not exceeding five days, after such rights shall have been so exercised. Unless the rights represented by this Warrant shall have expired or have been fully exercised, the Company shall issue a new Warrant identical in all respects to the Warrant exercised except (A) it shall represent rights to purchase the number of Warrant Shares purchasable immediately prior to such exercise under the Warrant exercised, less the number of Warrant Shares with respect to which such Warrant was exercised and (B) the Warrant Exercise Price thereof shall be the Warrant Exercise Price of the Warrant exercised. The Person in whose name any certificate for Warrant Shares is issued upon exercise of this Warrant shall for all purposes be deemed to have become the holder of record of such Warrant Shares immediately prior to the close of business on the date on which the Warrant was surrendered and payment of the amount due in respect of such exercise was made, irrespective of the date of delivery of such share certificate, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are properly closed, such Person shall be deemed to have become the holder of such Warrant Shares at the opening of business on the next succeeding date on which the stock transfer books are open.

     SECTION 3. COVENANTS AS TO COMMON STOCK. The Company covenants and agrees that all Warrant Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued, fully paid and nonassessable. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved a sufficient number of shares of Common Stock to provide for the exercise of the rights then represented by this Warrant and that the par value of said shares will at all times be less than the applicable Warrant Exercise Price.

     SECTION 4. ADJUSTMENT OF WARRANT EXERCISE PRICE AND ADJUSTMENT OF NUMBER OF SHARES. The number of shares and Warrant Exercise Price of Common Stock issuable upon exercise of this Warrant shall be subject to adjustment on a weighted average basis to prevent dilution, (a) in the event that the Company issues additional Common Stock at less than the Market Price as of the date of issue (other than pursuant to this Warrant), or rights, warrants, or options to acquire Common Stock at less than the Market Price as of the date of issue (other than shares reserved for issuance to employees or directors); (b) in the event that the Company issues securities convertible into or exchangeable for Common Stock at less than the equivalent Market Price of the Common Stock as of the date of issue; (c) in the event that the Company declares any cash distributions other than from current earnings; or
(d) upon stock splits, stock dividends, divisions, combinations, reorganizations, reclassifications, or any other event which is similar in effect to any of the events described in subsections (a) through (d) hereof.

     SECTION 5. REORGANIZATIONS. (A) REORGANIZATION OR RECLASSIFICATION. In case of any capital reorganization or of any reclassification of the Capital Stock of the Company (other than a change in par value or from par value to no par value or from no par value to par value), this Warrant shall, upon such capital reorganization or reclassification, entitle the Holder to purchase the kind and number of shares of stock or other securities or cash, assets or other property of the Company to which the Holder would have been entitled if the holder had held the Common Stock issuable upon the exercise hereof immediately prior to such capital reorganization or reclassification.

     (b) CHANGE OF CONTROL. In case of any Change of Control, this Warrant shall entitle the holder, immediately and at all times thereafter until the Expiration Date, to exercise this Warrant and to receive the kind and number of shares of stock or other securities or cash, assets or other property of the Person resulting from or surviving such Change of Control to which the holder would have been entitled if the holder had held the Common Stock issuable upon the exercise hereof immediately prior to such Change of Control. The Company shall not effect any such Change of Control unless, prior to or simultaneously with the consummation thereof, the successor Person (if other than the Company) resulting from such Change of Control or the corporation purchasing such assets shall assume by written instrument executed and mailed or delivered to the holder the obligation to deliver to the holder such shares of stock, securities, cash, assets or other property as, in accordance with the foregoing provisions, such Holder may be entitled to receive upon the exercise of this Warrant.

     (c) APPLICABLE PROVISIONS. In case of either paragraph (a) or (b) of this Section 5, appropriate provision shall be made with respect to the rights and interests of the holder to the end that the provisions hereof (including without limitation provisions for adjustment of the Warrant Exercise Price and of the number of shares purchasable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of the rights represented hereby.

     SECTION 6. NOTICE OF WARRANT EXERCISE PRICE. The Company shall annually give a notice to the Holder, which notice shall state the Warrant Exercise Price in effect and the increase or decrease, if any, in the number of shares purchasable at the Warrant Exercise Price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

     SECTION 7. COMPUTATION OF ADJUSTMENTS. Upon each computation of an adjustment to the Warrant Exercise Price and the number of shares that may be subscribed for and purchased upon exercise of this Warrant, the Warrant Exercise Price shall be computed to the nearest cent (i.e., fractions of 0.5 of a cent or greater, shall be rounded to the next highest cent) and the number of shares that may be subscribed for and purchased upon exercise of this Warrant shall be calculated to the nearest whole share (i.e., fractions of less than one half of a share shall be disregarded and fractions of one half of a share or greater shall be treated as being a whole share). No such adjustment shall be made, however, if the change in the Warrant Exercise Price would be less than $0.01 per share, but any such lesser adjustment shall be made (i) at the time and together with the next subsequent adjustment which, together with any adjustments carried forward, shall amount to $0.01 per share or more, or (ii) if earlier, upon the third anniversary of the event for which such adjustment is required.

     SECTION 8.  NOTICE OF CERTAIN EVENTS.  In case at any time:

     (a) the Company shall make any distribution in respect of its Common Stock (other than the payment of a cash dividend from current earnings);

     (b) the Company shall propose to register any of its Common Stock under the Securities Act in connection with a public offering of such Common Stock (other than with respect to a registration statement filed on Form S-8 or other such similar form then in effect under the Securities Act);

     (c) the Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

     (d) there shall be any capital reorganization, or reclassification of the capital stock, of the Company, or Change of Control; or

     (e) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of said cases, the Company shall give notice to the Holder of the date on which (i) the books of the Company shall close or a record shall be taken for such distribution or subscription rights or (ii) such reorganization, reclassification, Change of Control, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall be given not less than twenty-one (21) days prior to the record date or the date on which the transfer books of the Company are to be closed in respect thereto in the case of an action specified in clause (i) and at least forty-five (45) days prior to the action in question in the case of an action specified in clause (ii).

     SECTION 9. NO CHANGE IN WARRANT TERMS ON ADJUSTMENT. Irrespective of any adjustment in the Warrant Exercise Price or the number of shares of Common Stock issuable upon exercise hereof, this Warrant, whether theretofore or thereafter issued or reissued, may continue to express the same price and number of shares as are stated herein and the Warrant Exercise Price and such number of shares specified herein shall be deemed to have been so adjusted.

     SECTION 10. LIMITATION ON RIGHT TO EXERCISE WARRANTS. Notwithstanding the rights to exercise the Warrant granted herein, other than as provided in
Section 5, the Holder may exercise this Warrant only to the following extent:
(a) 25% of the Warrants initially granted hereunder may be exercised on or after MARCH 26, 1999; (b) 50% of the Warrants initially granted hereunder may be exercised on or after MARCH 26, 2000; (c) 75% of the Warrants initially granted hereunder may be exercised on or after MARCH 26, 2001; (d) 100% of the Warrants initially granted hereunder may be exercised on or after MARCH 26, 2002.

     SECTION 11. REGISTRATION RIGHTS. (A) REQUIRED REGISTRATION. Upon written request by Majority Holders, the Company shall use its best efforts to register and to maintain in effect for a period of one year, pursuant to the Securities Act of 1933, the Common Stock for which Warrants are exercisable or have been exercised. The Company's Board of Directors may, upon determining that there is a valid business reason for doing so, delay filing a Registration Statement for up to 120 days after receipt of the
written request.   Upon receipt of such written request, the Company shall
notify all holders of Warrants that such a request has been made and shall provide all holders reasonable opportunity to include Common Stock in the registration. If on the date of such written request the Company has filed or notifies the Majority Holders it intends to file a Registration Statement pursuant to the Securities Act of 1933 within 120 days, the requirements of this subsection will be met by the inclusion of Common Stock within the Registration Statement filed or to be filed. Upon filing a Registration Statement pursuant to this subsection, the Company shall have no obligation to file additional Registration Statements at the request of Majority Holders for a period of one year.

     (b) INCIDENTAL REGISTRATION. If the Company proposes to register any of its common stock pursuant to the Securities Act of 1933 in connection with a public distribution of that stock, other than pursuant to a merger or acquisition for stock or pursuant to an employee benefits, option or compensation plan (unless such plans in the aggregate provide for the issuance of more than 10% of the Company's then outstanding common stock), it shall give notice to all holders of Warrants and give them reasonable opportunity to participate in the registration.

     (c) TAG-ALONG RIGHTS. If the Company shall propose to issue and if any single entity shall propose to acquire securities of the Company having voting power equal to or more than the voting power of the then outstanding shares of the Company, the Company may not accept the offer of such entity unless such entity shall simultaneously make an offer to purchase this warrant, or all of the shares underlying this warrant and all other warrants of this class of warrant, or all of the shares underlying such warrants, which is accepted by at least one of the holders of this class of warrants. Such purchase must be simultaneous with the purchase of the securities to be issued by the Company to such entity.

     (d) COSTS OF REGISTRATION. All costs of registration shall be paid by the Company.

     SECTION 12. OPTIONS AT THE TIME OF EXERCISE. (A) COMPANY'S OPTION TO PAY CASH IN LIEU OF ISSUING COMMON STOCK. Upon the exercise of this Warrant, the Company may elect, at its option, to give the Holder immediate notice and to pay the Holder within ten (10) business days a sum of cash in lieu of Issuing Common Stock as provided in Section 2. The amount of cash payable pursuant to this subsection shall be calculated by subtracting the Warrant Exercise Price from the Market Price on the date of exercise and multiplying the result by the number of shares of Common Stock as to which exercise is being made. At the time of making any payment pursuant to this Section, the Company shall repay to the Holder any amounts paid in connection with the exercise of the Warrant pursuant to Section 2. The Company may exercise this option only if in doing so it does not violate any material covenants contained in any of its financing agreements that have not been waived.

     (b) CASHLESS EXERCISE. At the time of exercise of this Warrant, the Holder may elect to exercise the option provided in this subsection in lieu of making the cash payment required by Section 2. Upon written notice of its desire to exercise this option given at the same time and in the same manner as the notice specified in Section 2, the Holder shall be entitled to the issuance of Warrant Shares (in lieu of the Warrant Shares otherwise issuable pursuant to Section 2), the number of which shall be calculated as follows: the product of (x) the number of shares as to which the Warrant is being exercised and (y) a fraction, the numerator of which is the Market Price of the Common Stock minus the Warrant Exercise Price and the denominator of which is the Market Price of the Common Stock.

     SECTION 13. WARRANT HOLDER NOT DEEMED A SHAREHOLDER. Except as provided in Section 8, no Holder, as such, shall be entitled to vote or receive dividends or be deemed the holder of shares of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, as such, any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue or reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance of record to the Holder of the Warrant Shares which it is then entitled to receive upon the due exercise of this Warrant.

     SECTION 14.  NO LIMITATION ON CORPORATE ACTION; NO AVOIDANCE OF TERMS.

      (a) No provisions of this Warrant and no right or option granted or conferred hereunder shall in any way limit, affect or abridge the exercise by the Company of any of its corporate rights or powers to recapitalize, amend its charter, reorganize, consolidate or merge with or into another corporation, or to transfer all or any part of its property or assets, or the exercise of any other of its corporate rights and powers.

     (b) The Company shall not by any action, including, without limitation, amending its articles of incorporation or through any reorganization, transfer of assets, consolidation, merger or arrangement, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

     SECTION 15.  TRANSFER; OPINIONS OF COUNSEL; RESTRICTIVE LEGENDS.

     (a) Prior to any sale, transfer or other disposition of this Warrant or the Warrant Shares, the Holder thereof will give seven (7) days' notice to the Company of its intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer and shall be accompanied by an opinion of counsel for the Holder reasonably satisfactory to the Company, addressed to the Company and reasonably satisfactory in form and substance to it stating that, in the opinion of such counsel, such transfer is a transaction exempt from registration under the Securities Act.

     (b) If such sale, transfer or other disposition may, in the opinion of such counsel, be effected without registration under the Securities Act, the holder shall thereupon be entitled to transfer this Warrant and the Warrant Shares in accordance with the terms of the notice delivered by the Holder to the Company. If, in the opinion of such counsel, such transfer may not be effected without registration under the Securities Act, the Holder shall not be entitled to so transfer this Warrant or the Warrant Shares unless (i) the Company elects to file a registration statement relating to such proposed transfer and such registration statement has become effective under the Securities Act or (ii) the provisions of Section 11 apply.

     (c) Notwithstanding the provisions of this Section 15, the Holder may at any time transfer this Warrant or the Warrant Shares to an Affiliate or an Associate (as such term is defined in Section 12b-2 of the Securities Exchange Act of 1934, as amended) of the Holder.

     (d)(i) Except as otherwise provided in this Section 15, each certificate for Warrant Shares initially issued upon the exercise of this Warrant, and each certificate for Warrant Shares issued to any subsequent transferee of any such certificate, shall be stamped or otherwise imprinted with a legend stating that the shares represented by such certificate have not been registered under the Securities Act of 1933 and may not be transferred except in accordance with the provisions of the Securities Act of 1933 and Section 15 of this Warrant.

     (ii) Except as otherwise provided in this Section 15, each Warrant shall be stamped or otherwise imprinted with a legend stating that neither the rights represented by the Warrant nor the shares issuable upon the exercise thereof have been registered under the Securities Act of 1933 and that such rights and shares may not be transferred except in accordance with the provisions of the Securities Act of 1933 and Section 15 of this Warrant.

     (e) TERMINATION OF RESTRICTIONS. The restrictions imposed by Section 15(a) and the legend requirements of Section 15(d) shall terminate as to any particular Warrant or Warrant Share (i) when and so long as such security shall have been effectively registered under the Securities Act of 1933 and disposed of in a public sale or distribution pursuant thereto, (ii) when such security shall have been disposed of in accordance with Rule 144 or (iii) when the Company shall have received opinions of counsel reasonably satisfactory to it, which opinions shall be satisfactory in substance and form to the Company, to the effect that such restrictions on transfer pursuant to the Securities Act of 1933 no longer apply. Whenever said restrictions and legend requirements shall terminate as to this Warrant, as hereinabove provided, the Holder shall be entitled to receive from the Company, at the expense of the Company, a new Warrant bearing a legend in place of the restrictive legend described in Section 15(d) stating that the restrictions on transferability of the Warrant have been terminated.
Whenever the restrictions imposed by this Section 15 shall terminate as to any Warrant Share, as hereinabove provided, the holder thereof shall be entitled to receive from the Company, at the Company's expense, a new certificate representing such Common Stock not bearing the restrictive legend described in Section 15(d).

     SECTION 16. EXCHANGE OF WARRANT. This Warrant is exchangeable upon the surrender hereof by the Holder at the office or agency of the Company, for new Warrants of like tenor representing in the aggregate the right to subscribe for and purchase the number of shares which may be subscribed for and purchased hereunder from time to time after giving effect to all the provisions hereof, each of such new Warrants to represent the right to subscribe for and purchase such number of shares as shall be designated by the Holder hereof at the time of such surrender.

     SECTION 17. LOST, STOLEN, MUTILATED OR DESTROYED WARRANT. If this Warrant is lost, stolen, mutilated or destroyed, the Company shall, upon receipt by it of indemnity satisfactory to it, issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

     SECTION 18. DIVISION AND COMBINATION. Subject to Section 15, this Warrant may be divided or combined with other Warrants upon presentation hereof at the office or agency of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 15, as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. The Company shall prepare, issue and deliver at its own expense the new Warrant or Warrants under each of Section 15 and this
Section 18.

     SECTION 19. MAINTENANCE OF BOOKS. The Company agrees to maintain, at its office or agency, books for the registration and the registration of transfer of the Warrants.

     SECTION 20. REPRESENTATION OF HOLDER. The Holder, by the acceptance hereof, represents that it is acquiring this Warrant for the account of the Amending Charter Municipalities for investment and not with a view to, or sale in connection with, any distribution hereof or of any of the Warrant Shares or other securities issuable upon the exercise thereof, nor with any present intention of distributing any of the same; provided, however, that the disposition of the Holder's property shall at all times be within its control.

     SECTION 21. NOTICE. All notices and other communications under this Warrant shall (a) be in writing, (b) be (i) sent by registered or certified mail, postage prepaid, return receipt requested or (ii) delivered by hand,
(c) be given at the following respective addresses and to the attention of the following Persons:

          (i)  if to the Company, to it at:

                Bangor Hydro-Electric Company
                33 State Street
                P.O. Box 932
                Bangor, Maine  04402-0932

                Attention:  President

          (ii)  if to the initial Holder, to it at:

                Municipal Review Committee, Inc.
                Eastern Maine Development Corporation
                One Cumberland Place
                Bangor, Maine  04401

          with a copy to:

                Thomas Brown, Esq.
                Eaton Peabody Bradford & Veague, P.A.
                P. O. Box 1210
                Bangor, Maine  04402-1210

or to such other address or to the attention of such other person as the party to whom such information pertains may hereafter specify for the purpose in a notice to the other specifically captioned "Notice of Change of Address" and (d) be effective or deeded delivered or furnished (i) if given by mail, on the fifth Business Day after such communication is deposited in the mail, addressed as above provided and (ii) if given by hand delivery, when left with an employee of the addressee at the address of the addressee addressed as above provided, except that notices of a change of address shall not be deemed furnished until received.

     SECTION 22. MISCELLANEOUS. This Warrant and any term hereof may not be changed, waived, discharged, or terminated except by an instrument in writing signed by the party or holder hereof against which enforcement of such change, waiver, discharge or termination is sought. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

     SECTION 23. DATE. The date of this Warrant is JUNE 26, 1998. This Warrant, in all events, shall be wholly void and of no effect after the close of business on the Expiration Date, except that notwithstanding any other provisions hereof, the provisions of Sections 11 and 15 shall continue in full force and effect after such date as to any Warrant Shares or other securities issued upon the exercise of this Warrant.

     SECTION 24. GOVERNING LAW. This Warrant shall be construed in accordance with and governed by the laws of the State of Maine, excluding those applicable to choice of law.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officers as of this JUNE 26, 1998.


                              BANGOR HYDRO-ELECTRIC COMPANY



                              By:
                              Its:  Vice President - Finance & Law


                                                       Exhibit A
                                                       to Warrant


                             SUBSCRIPTION NOTICE

               TO BE EXECUTED BY THE REGISTERED HOLDER IF SUCH
                   HOLDER DESIRES TO EXERCISE THIS WARRANT


                        BANGOR HYDRO-ELECTRIC COMPANY


     The undersigned hereby exercises the right to purchase Warrant Shares covered by this Warrant according to the conditions thereof and herewith makes payment of $------------------, the aggregate Warrant Exercise Price of such Warrant Shares, in full.


                                   [NAME OF HOLDER]



                                   By:
                                          Title:


                                  Number of
                            Warrant Shares Being
                                  Purchased



Dated:                     , 19[20]


                                                       Exhibit B
                                                       to Warrant

Attention:

     Re:  Exercise of Warrant, dated


Dear Sirs:

     In connection with the undersigned's purchase of Common Stock of Bangor Hydro-Electric Company upon exercise of a warrant therefor, the undersigned confirms and agrees as follows:

          1. As the purchaser of the shares of Common Stock in a private placement not registered under the Securities Act of 1933, as amended (the "Act"), the undersigned is purchasing such shares for its own account for investment and (subject to the disposition of its property being at all times within its control) not with a view to any resale, distribution or other disposition thereof, and the undersigned is proceeding on the assumption that it must bear the economic risk of the investment for an indefinite period, since the shares of Common Stock may not be sold except as provided in paragraph 2 below.

          2. The undersigned agrees that, if in the future the undersigned should decide to dispose of the shares of Common Stock (such disposition not being presently foreseen or contemplated), the undersigned will not offer, sell, transfer or exchange such shares of Common Stock, except under conditions that would not violated the Act or any applicable securities laws.

          3. The undersigned is purchasing the shares of Common Stock pursuant to an exemption from the registration requirements of the Act and from registration or qualification requirements under applicable state securities laws.

     If administrative or legal proceedings are commenced or threatened in connection with which this notice is or would be relevant, the undersigned irrevocably authorizes Bangor Hydro-Electric Company to produce this notice or a copy thereof to any interested party in such proceedings.

Date:
                                   [NAME OF HOLDER]


                                   By:
                                          Title: